As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1541378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6120 South Yale, Suite 1480

Tulsa, Oklahoma 74136

(918) 488-0828

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John M. Matheson, Esq.

Vice President, General Counsel and Secretary

6120 South Yale, Suite 1480

Tulsa, Oklahoma 74136

(918) 488-0828

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Robert A. Curry, Esq.

Greg S. Scharlau, Esq.

Conner & Winters, P.C.

3700 First Place Tower

15 East Fifth Street

Tulsa, Oklahoma 74103

(918) 586-5711

(918) 586-8548 (Facsimile)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount Of Registration Fee

Debt Securities

Common Stock ($0.01 par value)

Preferred Stock ($0.01 par value)

Depositary Shares (4)

Warrants

Purchase Contracts

Units

TOTAL	$200,000,000	100%	$200,000,000	$25,340

(1)	Certain information as to each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3. Subject to footnote (3) below, there is being registered for issuance and sale from time to time, an indeterminate principal amount of debt securities (including senior debt securities and subordinated debt securities), an indeterminate number of shares of preferred stock and common stock, and an indeterminate number of depository shares, warrants, purchase contracts and units. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. In addition, these securities may be issued upon conversion, redemption, exchange or exercise of debt securities, preferred stock, depositary shares, warrants and/or purchase contracts. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)	In United States dollars or the equivalent thereof in any other currency or currencies, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of any combination of the debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts and units.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $200,000,000.

(4)	Depositary shares representing fractional interests in shares of preferred stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2004

$200,000,000

GLOBAL POWER EQUIPMENT GROUP INC.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

By this prospectus, we may offer up to $200,000,000 of senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units on terms to be determined at the time of sale.

We will provide the specific terms of these securities in supplements to this prospectus. Before you invest, you should carefully read this prospectus and any supplements to this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “GEG.”

There are significant risks associated with an investment in our securities. See “Risk Factors” beginning on page 3. You should also read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                         , 2004.

You should rely only on the information contained in this prospectus or any prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement may only be accurate on the date of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” Unless the context otherwise requires, references in this prospectus to “Global Power,” the “Company,” “we,” “us” and “our” refer to Global Power Equipment Group Inc. and all of its subsidiaries collectively.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should carefully consider the risk factors set forth in this prospectus, the prospectus supplement with respect to a particular offering of securities and the reports we file with the SEC which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus, before you decide whether an investment in that security is suitable for you. These are not the only risks and uncertainties we face. Additional risks and uncertainties that we are presently unaware of or currently consider immaterial may also adversely affect our business operations.

Substantially all of our revenues are from sales of equipment for gas turbine power plants. During periods of declining construction of new gas turbine power plants, the market for our products is significantly diminished.

The demand for our products and services depends on the continued construction of gas turbine power generation plants. In fiscal year 2003, approximately 87% of our revenues were from sales of equipment and provision of services for gas turbine power plants. The power generation equipment industry has experienced cyclical periods of slow growth or decline. In periods of decreased demand for new gas turbine power plants, our customers may be more likely to decrease expenditures on the types of products and systems that we supply and, as a result, our future revenues may decrease. In addition, the gas turbine power industry depends on natural gas. A rise in the price or a shortage of natural gas could affect the profitability or operations of gas turbine power plants, which could adversely affect our future revenues.

Environmental laws and regulations have played a part in the increased use of gas turbine technology in various jurisdictions. These laws and regulations may change or other jurisdictions may not adopt similar laws and regulations. Changes in existing laws and regulations could result in a reduction in the building and refurbishment of gas turbine power plants. In addition, stricter environmental regulation could result in our customers seeking new ways of generating electricity that do not require the use of our products. Furthermore, although gas turbine power plants have lower emissions than coal-fired power plants, emissions from gas turbine power plants remain a concern and attempts to reduce or regulate emissions could increase the cost of gas turbine power plants and result in our customers switching to alternative sources of power.

Other current power technologies, improvements to these technologies and new alternative power technologies that compete or may compete in the future with gas turbine power plants could affect our sales and profitability. Furthermore, in fiscal year 2003, approximately 45% of our revenues were from sales of heat recovery equipment used in combined-cycle power plants. Any change in the power generation industry which results in a decline in the construction of new combined-cycle power plants or a decline in the upgrading of existing simple-cycle power plants to combined-cycle power plants could materially adversely affect our sales.

Because some of our contracts stipulate that customer progress payments be made in advance of work performed, increases in overall sales volume typically allow us to finance our business through these payments. Conversely, a prolonged decline in new bookings of sales that provide for progress payments, or, if due to competitive market conditions we elect to extend progress payment schedules, our ability to finance work from operating sources may be affected resulting in a reduction in operating cash flows.

A small number of major customers account for a significant portion of our revenues, and the loss of any of these customers could negatively impact our business.

We depend on a relatively small number of customers for a significant portion of our revenues. In fiscal year 2001, three customers accounted for approximately 52% of our consolidated revenues. In fiscal year 2002, two customers accounted for approximately 49% of our consolidated revenues. In fiscal year 2003, two customers accounted for approximately 42% of our consolidated revenues and approximately 33% of our backlog at the end of the year. In addition, our five largest customers accounted for approximately 62% of our revenues in fiscal year 2003 and approximately 54% of our backlog at the end of the year. Other than their obligations under firm orders placed in our backlog, none of our customers have a long-term contractual obligation to purchase any material amounts of products from us. All of our firm orders contain cancellation provisions, which permit us to recover only our costs and a portion of our anticipated profit in the event a customer cancels its order. If a customer elects to cancel, we may not realize the full amount of future revenues included in our backlog. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues. Because our major customers represent a large part of our business, the loss of any of our major customers could negatively impact our business and results of operations.

If our costs exceed the estimates we use to set the fixed prices of our contracts, our earnings will be reduced.

We enter into nearly all of our contracts on a fixed-price basis. As a result, we benefit from cost savings, but have limited ability to recover any cost overruns. Contract prices are established based in part on our projected costs, which are subject to a number of assumptions. The costs that we incur in connection with each contract can vary, sometimes substantially, from our original projections. Because of the large scale and long duration of our contracts, unanticipated changes may occur, such as customer budget decisions, design changes, delays in receiving permits and cost increases, which may delay delivery of our products. In addition, we often are contractually subject to liquidated damages for late delivery.

Unanticipated cost increases or delays may occur as a result of several factors, including:

•	increases in the cost, or shortages, of components, materials or labor;

•	unanticipated technical problems;

•	required project modifications not initiated by the customer; and

•	suppliers’ or subcontractors’ failure to perform.

Given the rapid economic growth in China and Southeast Asia, material prices have increased sharply and may continue to increase in the future. Our ability to recover these cost increases from our customers on our current and future orders may be limited.

Cost increases or overruns that we cannot pass on to our customers or our payment of liquidated damages under our contracts will lower our earnings.

Competition could result in decreased sales or decreased prices for our products and services.

We face and will continue to face significant competition for the sale of our products and services. Competition could result in a reduction in the demand for, or the prices that we can charge for, our products and services. Our success is dependent in large part on our ability to:

•	anticipate or respond quickly to our customers’ needs and enhance and upgrade our existing products and services to meet those needs;

•	continue to price our products and services competitively and find low cost subcontractors that can produce quality products; and

•	develop new products and systems that are accepted by our customers and differentiated from our competitors’ offerings.

Our competitors may:

•	develop more desirable, efficient, environmentally friendly or less expensive products;

•	be willing to accept lower prices to protect strategic marketing positions or increase market share;

•	be better able to take advantage of acquisition opportunities; or

•	adapt more quickly to changes in customer requirements.

As a result of our competitors’ business practices, we may need to lower our prices and/or devote significant resources to marketing our products in order to remain competitive. Lower prices and/or higher costs would reduce our revenues and our profitability.

If we are unable to control the quality or timely production of products manufactured for us by subcontractors, our reputation could be adversely affected and we could lose customers. If we are unable to recover any advance progress payments made to subcontractors, our profitability would be adversely affected.

We rely on subcontractors to manufacture and assemble a substantial portion of our products. In fiscal year 2003, we estimate that subcontractors accounted for approximately 83% of our manufacturing costs. Although we have on-site supervision of our subcontractors to review and monitor their quality control systems, the quality and timing of their production is not totally under our control. Our subcontractors may not always meet the level of quality control and the delivery schedules required by our customers. The failure of our subcontractors to produce quality products in a timely manner could adversely affect our reputation and result in the cancellation of orders for our products and the loss of customers.

In addition, we make advance progress payments to subcontractors in anticipation of their completion of our orders. We may be unable to recover those advance payments in the event a subcontractor fails to complete an order, which may adversely affect our profitability.

The dollar amount of our backlog, as stated at any time, is not necessarily indicative of our future revenues.

When we receive a firm order for a project from a customer, that order is added to our backlog. However, customers may cancel or delay projects for reasons beyond our control and we may be unable to replace any canceled orders with new orders. To the extent projects were delayed, the timing of our revenues could be affected. If a customer cancels an order, we may be reimbursed for the incurred costs. Typically, however, we have no contractual right to the full amount of the revenues that we would have received if the order had not been canceled, which potential revenues are reflected in our backlog. In addition, projects may remain in our backlog for extended periods of time. Revenue recognition occurs over extended periods of time and is subject to unanticipated delays. Fluctuations in our quarterly backlog levels also result from the fact that we may receive a small number of relatively large orders in any given quarter that may be included in our backlog. Because of these large orders, our backlog in that quarter may reach levels that may not be sustained in subsequent quarters. Our backlog, therefore, is not necessarily indicative of our future revenues.

Our future revenues and operating results may vary significantly from quarter to quarter.

Our quarterly revenues and earnings have varied in the past and are likely to vary in the future. Our contracts stipulate customer specific delivery terms which, coupled with other factors beyond our control that may occur at any time over a contract cycle of up to a year or more, may result in uneven realization of revenues and earnings over time. Customer-imposed delays can significantly impact the timing of revenue recognition. Due to our large average contract size, our sales volume during any given period may be concentrated in relatively few orders, intensifying the magnitude of these fluctuations. Consequently, our quarterly performance may not be indicative of our success in achieving year-over-year growth objectives. Furthermore, some of our operating costs are fixed. As a result, we may have limited ability to reduce our operating costs in response to unanticipated decreases in our revenues or the demand for our products in any given quarter. Therefore, our operating results in any quarter may not be indicative of our future performance. In addition, because we must make significant estimates related to potential charges when we recognize revenue on a percentage of completion basis, we may have difficulty accurately estimating revenues and profits from quarter to quarter.

Compliance with environmental laws and regulations is costly, and our ongoing operations may expose us to environmental liabilities.

Our operations are subject to laws and regulations governing the discharge of materials into the environment or otherwise relating to the protection of the environment or human health and safety. These laws include U.S. federal statutes such as the Resource Conservation and Recovery Act of 1976, the Comprehensive Environment Response, Compensation, and Liability Act of 1980, or CERCLA, the Clean Water Act and the Clean Air Act, and the regulations implementing them, as well as similar laws and regulations at the state and local levels and in other countries in which we operate.

Failure to comply with environmental laws or regulations could subject us to significant liabilities for fines, penalties or damages, or result in the denial or loss of significant operating permits. In addition, some environmental laws, including CERCLA, impose liability for the costs of investigating and remediating releases of hazardous substances without regard to fault and on a joint and several basis, so that in some circumstances we may be liable for costs attributable to hazardous substances released into the environment by others.

Our manufacturing facilities use and produce wastes containing various substances classified as hazardous or otherwise regulated under environment laws and regulations, and are subject to ongoing compliance costs and capital expenditure requirements. We believe we are in compliance with applicable environmental laws and regulations and that the costs of compliance are not material to us. However, any newly discovered environmental conditions could result in unanticipated expenses or liabilities that could be material. Moreover, the environmental laws and regulations to which we are subject are constantly changing, and it is impossible to predict the effect of these changes on us. We cannot give any assurances that our operations will comply with future laws and regulations or that these laws and regulations will not significantly adversely affect us.

A defect in our products could result in unanticipated warranty costs or product liability not covered by our insurance, which could adversely affect our financial condition or results of operations.

We generally provide warranties for terms of three years or less on our products. These warranties require us to repair or replace faulty products. Warranty claims could result in significant unanticipated costs. The need to repair or replace products with design or manufacturing defects could also temporarily delay the sale of new products and adversely affect our reputation.

In addition, we may be subject to product liability claims involving claims of personal injury or property damage. Because our products are used primarily in power plants, claims could arise in different contexts, including the following:

•	fires, explosions and power surges that can result in significant property damage or personal injury; and

•	equipment failure that can result in personal injury or damage to other equipment in the power plant.

If a very large product liability claim were sustained, our insurance coverage might not be adequate to cover our defense costs and the amount awarded. Additionally, a well-publicized actual or perceived problem could adversely affect our reputation and reduce demand for our products.

The restrictions and covenants contained in our amended and restated senior credit facility limit our ability to borrow additional money, sell assets and make acquisitions. Compliance with these restrictions and covenants may limit our ability to implement elements of our business strategy.

Our amended and restated senior credit facility contains a number of significant restrictions and covenants limiting our ability and that of our subsidiaries to:

•	borrow more money or make capital expenditures;

•	incur liens;

•	pay dividends or make other restricted payments;

•	merge or sell assets;

•	enter into transactions with affiliates; and

•	make acquisitions.

In addition, our amended and restated senior credit facility contains other restrictive covenants, including covenants that require us to maintain specified financial ratios, including leverage, interest and fixed charge ratios and mandatory repayment provisions that will require us to repay our indebtedness with proceeds from certain asset sales, certain debt issuances and certain insurance casualty events. If we are unable to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, restructure or refinance our indebtedness or seek additional equity capital. Also, compliance with the restrictive covenants of our amended and restated senior credit facility may limit our ability to operate our business or implement elements of our business strategy.

Our revenues would be adversely affected if we are unable to protect the proprietary design software programs that we use in our business.

We have developed several proprietary software programs to help us design our products. Our ability to protect our proprietary rights to these programs is important to our success. We protect these rights through the use of internal controls and confidentiality and nondisclosure agreements and other legal protections. The legal protections afforded to our proprietary rights and the precautions we have taken may not be adequate to prevent misappropriation of our proprietary rights. We generally enter into non-disclosure and confidentiality agreements with our employees and subcontractors with access to sensitive design software and technology. However, these contractual protections do not prevent independent third-parties from developing functionally equivalent or superior technologies, programs, products or professional services. Third-parties may also infringe upon or misappropriate our proprietary rights and use them to develop competing products. If we were required to commence legal actions to enforce our intellectual property or proprietary rights or to defend ourselves against claims that we are infringing on the intellectual property or proprietary rights of others, we could incur substantial costs and divert management’s attention from operations.

The loss of the services of our key executive officers could have a negative effect on our business.

Our success depends to a significant extent on the continued services of Larry Edwards, our chief executive officer, president and chairman of the board, and Monte Ness and Gene Schockemoehl, two of our senior executives. Our failure to retain the services of Messrs. Edwards, Ness or Schockemoehl, or attract highly qualified management in the future, could adversely affect our ability to grow and manage our operations. Although we have employment agreements containing non-competition clauses with Messrs. Edwards, Ness and Schockemoehl, courts are sometimes reluctant to enforce these agreements. In addition, although we carry key man life insurance for Messrs. Edwards and Schockemoehl, the loss of their services could disrupt our operations.

A failure to attract and retain employees who fill key requirements of our business may make it difficult to sustain or expand operations.

We must attract and retain highly qualified experienced mechanical, design, structural and software engineers, service technicians, marketing and sales personnel and other key personnel to expand our operations. If we are unable to attract and retain necessary personnel, we may not be able to sustain or expand our operations.

We may not be able to maintain or expand our business outside the United States because of numerous risk factors outside our control.

Our international operations are subject to a number of risks inherent in doing business outside the United States including:

•	labor unrest;

•	regional economic uncertainty;

•	political instability;

•	restrictions on the transfer of funds into or out of a country;

•	currency exchange rate fluctuations;

•	export duties and quotas;

•	expropriations;

•	domestic and foreign customs and tariffs;

•	current and changing regulatory environments;

•	potentially adverse tax consequences; and

•	availability of financing.

These factors may result in a decline in revenues or profitability and could adversely affect our ability to expand our business outside the United States.

Increased operations in China and Southeast Asia could adversely impact our operating margins.

We have commenced a strategic initiative to increase the amount of products and services that we sell in China and Southeast Asia. While the economic outlook for power generation projects in that region of the world appears more favorable than the current market in the United States, we have no assurance that our strategy will be successful in obtaining significant increases in revenue. In addition to the risks associated with operations outside the United States noted previously, there are numerous additional challenges to doing business in China, such as strict tax and operating regulations. In addition, the Chinese legal system is relatively new, and the Chinese central and local government authorities retain a greater degree of control over business operations than is customary in more developed countries, making the process of obtaining regulatory approval for business operations inherently unpredictable in some circumstances. We are currently developing our strategies for best overcoming the challenges we face for successfully increasing our presence in China. However, our gross profit margin for sales in China may be negatively impacted if we are unable to resolve some of these issues.

If we were required to write-off our goodwill or long-lived assets or place a valuation allowance against our deferred tax assets, our results of operations and stockholders’ equity could be materially adversely affected.

As a result of our June 1998 acquisition of the power generation division of Jason Incorporated and our October 2000 acquisition of CFI Holdings, Inc. and its subsidiaries, we have approximately $45.0 million of goodwill recorded on our consolidated balance sheet as of December 27, 2003. Due to the implementation of Statement of Financial Accounting Standards (SFAS) 142, “Goodwill and Other Intangible Assets,” goodwill is no longer amortized but must be tested for impairment at least annually based on a fair value concept.

Long-lived assets, such as property and equipment and intangible assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.

Realization of the deferred tax assets is based on the ability of the Company to generate enough future taxable income. At some point in the future, the Company may decide that its future taxable income will not be sufficient in order to utilize the deferred tax assets. If this determination were made, the Company would place a valuation allowance against its deferred tax assets.

If we were required to write-off our goodwill or long-lived assets or place a valuation allowance against our deferred tax assets, our results of operations and financial position could be materially adversely affected.

We are exposed to market risks from changes in interest rates and foreign currency exchange rates.

We are subject to market risks from changes in interest rates. Our amended and restated senior credit facility’s variable-rate debt bears interest, at our option, at either the Eurodollar rate or an alternate base rate plus, in each case, an applicable margin. Assuming our current level of borrowings, a 100 basis point increase in interest rates under these borrowings would increase our interest expense for fiscal year 2004 by approximately $0.3 million.

We are also subject to market risks from fluctuations in foreign currency exchange rates. Portions of our operations are located in foreign jurisdictions and a portion of our billings are paid in foreign currencies. Changes in foreign currency exchange rates or weak economic conditions in foreign markets could therefore cause fluctuations in those revenues derived from foreign operations. In addition, sales of products and services are affected by the value of the U.S. dollar relative to other currencies. Changes in foreign currency rates can also affect the costs of our products purchased or manufactured outside the United States.

CAUTIONARY NOTICE REGARDING

FORWARD LOOKING STATEMENTS

A number of statements included or incorporated by reference in this prospectus are not historical or current facts, but concern future circumstances and developments. These statements are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act 1934, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other written and oral forward-looking statements made by us from time to time may relate to, among other things, our plans, strategies and business prospects. The words “believe,” “intend,” “expect,” “anticipate,” “plan,” “project,” “contemplate” and similar expressions are generally utilized to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, those matters discussed under “Risk Factors” in this prospectus and in any prospectus supplement with respect to a particular offering of securities and those described in our periodic filings with the SEC which are incorporated by reference into this prospectus, as described in “Where You Can Find More Information.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements, risks and uncertainties included or incorporated by reference in this prospectus and any accompanying prospectus supplement.

GLOBAL POWER EQUIPMENT GROUP INC.

Our Business

We are a global designer, engineer and fabricator of a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 30 years of power generation industry experience. We believe that we are a leader in our industry, offer one of the broadest ranges of gas turbine power plant and other power-related equipment in the world, and hold the number one or number two market position by sales in a majority of our product lines. Our equipment is installed in power plants and in industrial operations in more than 40 countries on six continents. We believe that we have one of the largest installed bases of equipment for power generation in the world. In addition, we provide our customers with value-added services including engineering, retrofit and upgrade, and maintenance and repair.

We sell our products to the gas turbine power generation market. Our products are critical to the efficient operation of gas turbine power plants and are highly engineered to meet customer-specific requirements. Our products include:

•	heat recovery steam generators;

•	filter houses;

•	inlet systems;

•	gas turbine, steam turbine and generator enclosures;

•	exhaust systems;

•	diverter dampers; and

•	specialty boilers and related products

We market and sell our products globally under the Deltak, Braden and Consolidated Fabricators brand names through our worldwide sales network.

We fabricate our equipment through a combination of in-house manufacturing and extensive outsourcing relationships. Our network of subcontractors, located throughout 17 countries, allows us to manufacture equipment for power plant projects and power-related equipment worldwide at competitive prices. Our subcontractors enable us to meet increasing demand without being restricted by internal manufacturing capacity limitations, thus limiting our capital expenditure requirements. Using subcontractors also allows us to limit our fixed costs, thereby providing a significant benefit during times of decreased demand.

We believe our design and engineering capabilities differentiate us from our competitors. By providing high-quality products on a timely basis and offering a broad range of equipment, we have forged longstanding relationships with the leading power industry participants, including General Electric, Mitsubishi Heavy Industries, Siemens-Westinghouse, Exxon Mobile, Southern Companies, Tenaska and Bechtel.

Our Executive Offices

Our headquarters and principal executive offices are located at 6120 South Yale, Suite 1480, Tulsa, Oklahoma 74136. Our telephone number is (918) 488-0828.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred dividends for each of the periods indicated. The ratios were computed by dividing earnings by either fixed charges or combined fixed charges and preferred dividends. For this purpose, earnings consist of income from continuing operations before income taxes, extraordinary loss and fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Three Months Ended March 27, 2004	Fiscal Year
		2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	4.54	14.66	17.43	3.62	(1)	6.49
Ratio of earnings to fixed charges and preferred dividends (2)	4.54	14.66	17.43	2.89	(1)	5.83

(1)	For fiscal year 2000, earnings were insufficient to cover fixed charges by $10.2 million and combined fixed charges and preferred dividends by $13.7 million.

(2)	In connection with the consummation of our initial public offering in May 2001, we effected a reorganization from a limited liability company. Prior to the reorganization, we paid preferred dividends on our outstanding preferred units. Subsequent to the reorganization, we have not paid any preferred dividends or had any preferred securities outstanding.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes, which may include:

•	working capital;

•	repayment or refinancing of outstanding indebtedness;

•	capital expenditures;

•	acquisitions;

•	investments; and

•	other business opportunities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Global Power and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

•	the title of the senior debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•	the priority of payment of the senior debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•	the date or dates on which the principal of the senior debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•	each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•	the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the senior debt securities;

•	the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the payment of any additional amounts with respect to the senior debt securities;

•	whether any of the senior debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•	any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the senior debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•	reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to senior debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the deposit of any sinking fund payment, when due, with respect to the senior debt securities of that series;

(4)	default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 90 days after written notice;

(5)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(6)	any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Global Power. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

•	the title of the subordinated debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•	the priority of payment of the subordinated debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•	the date or dates on which the principal of the subordinated debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•	each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•	the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the subordinated debt securities;

•	the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the payment of any additional amounts with respect to the subordinated debt securities;

•	whether any of the subordinated debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	the terms of subordination;

•	any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement. At March 27, 2004, we had an aggregate amount of $16.6 million of indebtedness that would be senior to any subordinated debt securities that we may issue.

Consolidation, Merger or Sale of Assets

The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the subordinated debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•	adversely modify the subordination terms of the subordinated debt securities; or

•	reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the deposit of any sinking fund payment, when due, with respect to the subordinated debt securities of that series;

(4)	default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 90 days after written notice;

(5)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(6)	any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of (a) 100,000,000 shares of common stock, having a par value of $0.01 per share, and (b) 5,000,000 shares of preferred stock, having a par value of $0.01 per share. As of May 3, 2004, 46,323,798 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation or dissolution, holders of common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of common stock are, and the shares of common stock we sell in any offering under this prospectus will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose system our stock may then be listed or quoted.

The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. All shares of preferred stock that we may issue under this prospectus will be fully paid and nonassessable. The issuance of additional series of preferred stock, whether pursuant to this offering or otherwise, could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

Registration Rights

Certain holders of shares of our common stock are entitled to certain rights with respect to the registration of those shares under the Securities Act of 1933. If we propose to register under the Securities Act of 1933 an underwritten public offering of our common stock for our account, or any public offering of our common stock for the account of others exercising their registration rights discussed below, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters, if any, may limit the number of shares to be included in the registration. In addition, certain of the holders of these shares may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act of 1933 with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration.

Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Bylaws

Delaware law and our certificate of incorporation and bylaws contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Business Combinations

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203, subject to specific exceptions, prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by directors, officers and specific employee stock plans; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series beneficially owned by the interested stockholder; and

•	the receipt by the “interested stockholder” of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. Neither Harvest Partners III, L.P. nor Harvest Partners III, GbR are an interested stockholder for purposes of Section 203, as each of them was an interested stockholder prior to our amending our certificate of incorporation electing to be governed by Section 203.

The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management or may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Classified Board of Directors

Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes serving staggered three-year terms. As a result, approximately one-third of our directors are elected each year. This provision could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. It could also have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Global Power, which increases the likelihood that incumbent directors will retain their positions.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further stockholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek stockholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

No Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation and bylaws contain provisions that eliminate the ability of our stockholders to take action by written consent. Our bylaws require approval of at least 35% of our stockholders in order to call a special meeting of the stockholders or bring matters before a special meeting of stockholders. These provisions could delay a stockholder vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.

Advance Notice for Raising Business or Making Nominations at Meetings

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As more fully described in the bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who has given the Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election to our board of directors. These provisions could make it more difficult for stockholders to raise matters affecting control of Global Power, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes the general provisions of depositary shares and depositary receipts that we may issue from time to time. Additional terms of the depositary shares and depositary receipts, including pricing terms, the terms of the applicable deposit agreement pursuant to which depositary receipts are to be issued, and an explanation as to whether any of the generalized provisions summarized below do not apply to the depositary shares or receipts being offered will be set forth in an applicable prospectus supplement. The following description, as well as any description in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement, which we will file with the SEC in connection with any offering of depositary shares.

General

We may elect to offer fractional interests in shares of preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares to the public, each of which will represent a fractional interest in a share of the relevant series of preferred stock, as described in an accompanying prospectus supplement.

The shares of preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The prospectus supplement relating to a series of depositary shares will identify the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the relevant deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to the record holders of depositary shares relating to that series of preferred stock based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holders of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to the record holders of the depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares on a pro rata basis, unless the depositary determines that it is not feasible to make that distribution. In that case, the depositary may, with our consultation, adopt a method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from that sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to the holders of depositary shares.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Holders of depositary shares will be entitled to receive whole shares of the related preferred stock series on the basis described in the relevant prospectus supplement, but holders of those whole preferred stock shares will not afterward be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Conversion

The depositary shares, as such, are not convertible or exchangeable into our common stock or any of our other securities or property. Nevertheless, the prospectus supplement relating to an offering of depositary shares may provide that the holders of depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause the conversion or exchange of the preferred stock represented by these depositary shares if the terms of such preferred stock provide for conversion or exchange.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in that notice to the record holders of depositary shares relating to that series of preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take actions we deem necessary to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary shares relating to that series of preferred stock, it will abstain from voting those preferred stock shares, unless otherwise mentioned in the relevant prospectus supplement.

Amendment and Termination of Deposit Agreement

The depositary receipt form evidencing the depositary shares and the relevant deposit agreement may be amended by us and the depositary. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable; or

•	there has been a final distribution on the preferred stock in connection with our liquidation, dissolution or winding-up, and the distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Holders of depositary receipts will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement in respect of their accounts.

Miscellaneous

Each depositary will forward to the relevant holders of depositary receipts all reports and communications that we are required to furnish to our preferred stockholders.

Neither any depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of each depositary under any deposit agreement will be limited to performance in good faith of its duties under that agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless it is provided with satisfactory indemnity. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent, and on documents believed to be genuine.

Title

We, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination of these securities. We may offer warrants independently or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summarizes some of the general terms and provisions of the warrants we may issue from time to time and the significant provisions of the warrant agreements. Additional terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

General Terms

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the exercise price and procedures for exercise of the warrants;

•	the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. Any warrants not exercised by the close of business on the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

Modifications Without Consent of Warrantholders

We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders

Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. Prior to the exercise of warrants, warrantholders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (i) in the case of warrants for the purchase of debt securities, the right to receive payment of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing indenture, or (ii) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Registration and Transfer of Warrants

Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern

The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL OPINIONS

Conner & Winters, P.C., Tulsa, Oklahoma, has acted as our counsel in connection with this offering and has issued a preliminary opinion regarding the validity of the securities offered by this prospectus. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

Our consolidated financial statements as of December 27, 2003 and December 28, 2002, and for each of the two fiscal years in the period ended December 27, 2003, incorporated in this prospectus and in the registration statement by reference to the Annual Report on Form 10-K/A for the fiscal year ended December 27, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements for the fiscal year ended December 29, 2001, incorporated by reference in this prospectus and in the registration statement have been audited by Arthur Andersen LLP, our previous independent public accountants, as stated in their report with respect thereto, and are incorporated by reference upon the authority of said firm as experts in accounting and auditing.

On June 15, 2002, Arthur Andersen LLP was convicted of obstruction of justice for activities relating to its previous work for Enron Corp., and Arthur Andersen LLP has since ceased conducting business. Arthur Andersen LLP has thus not consented to the incorporation by reference of their report in this prospectus or in the registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act of 1933. As a result, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information will be available for inspection and copying at the regional office of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC and all documents that we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering made under this prospectus:

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 27, 2003;

•	Our Quarterly Report on Form 10-Q for the quarterly period ending March 27, 2004;

•	Our Current Report on Form 8-K filed on January 30, 2004; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on May 18, 2001 (SEC File No. 1-16501), including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

In addition, any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement will be incorporated by reference in this prospectus.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Global Power Equipment Group Inc.

6120 S. Yale, Suite 1480

Tulsa, Oklahoma 74136

Attention: Investor Relations

(918) 488-0828

The reports, proxy statements and other information we file with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10002. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

All amounts, which are payable by the Registrant, except the SEC registration fee, are estimates.

SEC registration fee	$25,340
Printing and shipping expenses	120,000
Legal fees and expenses	80,000
Accounting fees and expenses	50,000
Trustee’s and transfer agent’s fees and expenses	20,000
Rating agency fees	100,000
Miscellaneous	29,660

Total	$425,000

Item 15.	Indemnification of Directors and Officers.

The information below briefly outlines the provisions of Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware, Article IX of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Article IV of our Amended and Restated By-Laws (“By-Laws”). For more information, you may review the provisions of our Certificate of Incorporation and By-Laws filed with the SEC.

Elimination of Liability

Section 102(b)(7) of Delaware’s corporation law gives each Delaware corporation the power to eliminate or limit its directors’ personal liability to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of Delaware’s corporation law (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of Delaware’s corporation law.

Indemnification

Section 145 of Delaware’s corporation law grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts.

Article IV of our By-Laws provides that we shall, to the full extent permitted by law, indemnify each person who is or was a director, officer, employee or agent of our company and may indemnify each person who is or was serving at our request as a director, officer, employee or agent of or participant in another corporation or of a partnership, joint venture, trust or other enterprise.

As permitted by Section 102(b)(7) of Delaware’s corporation law, Article IX of our certificate of incorporation provides that a director of our company will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of Delaware’s corporation law or (iv) for any transaction from which the director derived an improper personal benefit. Article IX also provides that we will indemnify officers, directors, employees and agents of our company to the fullest extent permitted under Delaware’s corporation law and advance expenses incurred by such directors, officers, employees and agents in relation to any action, suit or proceeding.

We carry directors’ and officers’ liability insurance to insure our directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 16.	Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Description

1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 27, 2003).

4.3	Form of Indenture (Senior Debt Securities).

4.4	Form of Senior Debt Security (included in Exhibit 4.3).

4.5	Form of Indenture (Subordinated Debt Securities).

4.6	Form of Subordinated Debt Security (included in Exhibit 4.5).

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate (included in Exhibit 4.9).

4.9*	Form of Depositary Agreement.

4.10*	Form of Purchase Contract.

5.1	Opinion of Conner & Winters, P.C., regarding the legality of the securities.

8*	Opinion of Conner & Winters, P.C., regarding certain federal tax matters.

12	Statements Regarding Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Dividends.

23.1	Consent of Conner & Winters, P.C. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Senior Debt Securities).

25.2*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Subordinated Debt Securities).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 14th day of May, 2004.

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Larry D. Edwards

Larry D. Edwards Chairman of the Board, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry D. Edwards and James P. Wilson and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Larry D. Edwards Larry D. Edwards	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 14, 2004

/s/ James P. Wilson James P. Wilson	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2004

/s/ Adrian Doherty Jr. Adrian Doherty Jr.	Director	May 14, 2004

Signature	Title	Date

/s/ Stephen Eisenstein Stephen Eisenstein	Director	May 14, 2004

/s/ Edgar Hotard Edgar Hotard	Director	May 14, 2004

/s/ Ira Kleinman Ira Kleinman	Director	May 14, 2004

/s/ Jerry Ryan Jerry Ryan	Director	May 14, 2004

/s/ Bengt Sohlén Bengt Sohlén	Director	May 14, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 27, 2003).

4.3	Form of Indenture (Senior Debt Securities).

4.4	Form of Senior Debt Security (included in Exhibit 4.3).

4.5	Form of Indenture (Subordinated Debt Securities).

4.6	Form of Subordinated Debt Security (included in Exhibit 4.5).

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate (included in Exhibit 4.9).

4.9*	Form of Depositary Agreement.

4.10*	Form of Purchase Contract.

5.1	Opinion of Conner & Winters, P.C., regarding the legality of the securities.

8*	Opinion of Conner & Winters, P.C., regarding certain federal tax matters.

12	Statements Regarding Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Dividends.

23.1	Consent of Conner & Winters, P.C. (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page to this Registration Statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 of Trustee (Senior Debt Securities).

25.2*	Statement of Eligibility and Qualification on Form

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.